Exhibit 99.1

Jasper Therapeutics Reports Second Quarter 2026 Financial Results and Provides Corporate Update

Acquisition of Kira Pharmaceuticals closed in July creating a combined company with a robust portfolio of clinical stage assets focused on immunologically-driven disorders

Completed a concurrent PIPE financing raising $132 million in gross proceeds

REDWOOD CITY, Calif., August 14, 2026 (GLOBE NEWSWIRE) – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (“Jasper”), a clinical stage biotechnology company focused on the design and development of innovative therapies to treat immune-mediated diseases, today reported results for the fiscal quarter ended June 30, 2026, and provided a corporate update.

“We are excited to unite Jasper Therapeutics and Kira Pharmaceuticals to advance our shared mission of developing a differentiated portfolio of innovative therapies for patients with significant immune-mediated diseases. Supported by our recent $132 million financing led by leading life sciences investors, we believe that we have sufficient capital to fund planned operations through the second half of 2028. We plan to advance development of our lead asset KP-104, a novel dual inhibitor of the complement cascade, in multiple indications, progress briquilimab towards a potential BLA, and to commence first in human studies for KP-701,” said Jeet Mahal, President and Chief Executive Officer of Jasper. “The combined company now has access to significant resources in the United States and China, which we believe will allow us to rapidly advance our portfolio across multiple diseases of unmet need.”

Corporate Updates for Second Quarter 2026 and Recent Weeks

●	On July 16, 2026, Jasper completed the acquisition of Kira Pharmaceuticals (“Kira”), a former Cayman limited company that was engaged in the design of complement therapies to treat immune-mediated diseases, in an all-stock transaction.

●	Concurrently with the acquisition, Jasper entered into a securities purchase agreement for the sale of non-voting convertible preferred stock (the “Preferred Stock”) in a private placement co-led by Affinity Asset Advisors, LLC and Ikarian Capital LLC with participation from other leading life science investors. The private placement resulted in total gross proceeds of approximately $132 million.

●	The combined company is focused on advancing its consolidated pipeline of potential best-in-class innovative therapies for immunologically-driven disorders, including:

o	KP-104 (Vensobafusp alfa), a Phase 2/3 ready, potentially best-in-disease, bifunctional biologic targeting both the alternative and terminal pathways within the complement cascade for the treatment of paroxysmal nocturnal hemoglobinuria (PNH) and high unmet need nephrology disorders. KP-104 is currently being evaluated in a Phase 2 basket trial in rare renal indications and interim data from Stage 1 of the trial is expected in the fourth quarter of 2026. Based on previous, positive results in treatment-naïve PNH, the combined company is also planning for an end-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) and plans to announce next steps for development in PNH in the first half of 2027;

o	Briquilimab, a late-stage, potentially best-in-class anti-KIT antibody with broad therapeutic utility across multiple transplant and immunologic indications. Based on positive, long-term data generated in SCID, the combined company is progressing its efforts towards a pre-BLA meeting with the FDA and expects to announce next steps in the first quarter of 2027; and

o	KP-701, a novel, dual-acting anti-CD79BxCD32B monoclonal antibody (mAb) for autoantibody-mediated disorders. The combined company expects to file a clinical trial application (CTA) and/or an investigational new drug (IND) for Phase 1 evaluation in the first quarter of 2027.

Second Quarter Fiscal 2026 Financial Results

●	Cash and cash equivalents as of June 30, 2026, totaled $7.3 million.

●	Research and development expense for the three months ended June 30, 2026, was $5.1 million.

●	General and administrative expense for the three months ended June 30, 2026, was $4.1 million.

●	Jasper reported a net loss of $2.8 million, or basic and diluted net loss per share attributable to common stockholders of $0.10 for the three months ended June 30, 2026.

About Jasper

The combined company is a clinical stage biotechnology company focused on the design and development of innovative therapies to treat immune-mediated diseases. The combined company is advancing a pipeline of medicines including KP-104, briquilimab, and KP-701. KP-104 is a potential best-in-class dual-complement inhibitor that has demonstrated positive outcomes in paroxysmal nocturnal hemoglobinuria (PNH) and is under evaluation in other high unmet need nephrology disorders. Briquilimab is an anti-KIT antibody which has demonstrated positive clinical results both as a conditioning agent for stem cell transplant and mast cell mediated diseases such as chronic urticarias and allergic asthma. KP-701, a novel, dual-acting anti-CD79BxCD32B monoclonal antibody (mAb) for autoantibody-mediated disorders currently advancing to the clinic.

Forward-Looking Statements

Certain statements contained in this press release are or may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use words such as “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “potential,” “projected” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or condition. Jasper cautions that these statements are based upon the current beliefs and expectations of Jasper’s management and are subject to significant risks, uncertainties and assumptions, including, without limitation, risks related to the market price of Jasper’s common stock relative to the value suggested by the exchange ratio in connection with the merger; unexpected costs, charges or expenses resulting from the merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; the uncertainties associated with the Combined Company’s product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; risks related to the inability of the Combined Company to obtain sufficient additional capital to continue to advance product candidates and its preclinical programs; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; risks associated with the possible failure to realize certain anticipated benefits of the merger, including with respect to future financial and operating results; risks related to the integration of Kira and realization of anticipated benefits from the combination; the possibility that holders of CVRs may never receive any proceeds; risks related to the possibility that Jasper’s shareholders may not approve the conversion of the Preferred Stock and the consequences if such approval is not obtained, and such additional risks and uncertainties contained in the “Risk Factors” section of Jasper’s Annual Reports on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that Jasper has subsequently filed or may subsequently file with the SEC. Statements regarding future actions, future performance and/or future results including, without limitation, those relating to the timing for completion, and results of, scheduled or additional clinical trials and the FDA’s or other regulatory review and/or approval and commercial launch and sales results (if any) of the Combined Company’s formulations and product candidates and regulatory filings related to the same, financial projections and targets, including, without limitation, cash runway, operating plans, future capital requirements and the sufficiency of existing cash resources, business strategy, plans and objectives for future operations, statements regarding the Combined Company and its operations and prospects, may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. There is no obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or to changes in the Combined Company’s expectations, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

Contacts:

Alex Gray (investors)
Jasper Therapeutics
650-549-1454
agray@jaspertx.com

Argot Partners (investors and media)

kira@argotpartners.com

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30, 2026		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses
Research and development(1)	$5,135	$21,196	$10,949	$37,353
General and administrative(1)	4,072	5,880	9,210	11,525
Total operating expenses	9,207	27,076	20,159	48,878
Loss from operations	(9,207)	(27,076)	(20,159)	(48,878)
Interest income	82	437	246	1,061
Change in fair value of warrant liability	3,980	—	13,620	—
Other income (expense), net	2,385	(84)	2,359	(147)
Total other income, net	6,447	353	16,225	914
Net loss and comprehensive loss	$(2,760)	$(26,723)	$(3,934)	$(47,964)
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(1.74)	$(0.14)	$(3.16)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	28,696,937	15,333,962	28,684,447	15,178,904

(1)	Amounts include non-cash stock based compensation expense as follows (in thousands):

	Three Months Ended June 30, 2026		Six Months Ended June 30,
	2026	2025	2026	2025
Research and development	$185	$543	$406	$1,114
General and administrative	579	1,274	781	2,514
Total	$764	$1,817	$1,187	$3,628

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2026	December 31, 2025
Assets Current assets:
Cash and cash equivalents	$7,314	$28,692
Restricted cash, current	417	-
Prepaid expenses and other current assets	3,840	5,953
Total current assets	11,571	34,645
Property and equipment, net	60	102
Operating lease right-of-use assets	128	502
Restricted cash, non-current	-	417
Other non-current assets	43	113
Total assets	$11,802	$35,779
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,778	$6,220
Current portion of operating lease liabilities	270	1,235
Accrued expenses and other current liabilities	4,797	5,745
Total current liabilities	7,845	13,200
Warrant liability	2,544	16,164
Other non-current liabilities	-	2,264
Total liabilities	10,389	31,628
Stockholders’ equity:	—	—
Preferred stock
Common stock	3	3
Additional paid-in capital	322,014	320,818
Accumulated deficit	(320,604)	(316,670)
Total stockholders’ equity	1,413	4,151
Total liabilities and stockholders’ equity	$11,802	$35,779

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